EXHIBIT 99.1



Contact:                                              Investor Contact:
Dr. Bernard Kasten                                    Dianne Will
SIGA Technologies, Inc.                               Willstar Consultants, Inc.
Chief Executive Officer                               (518) 398-6222
(212) 672-9100
dwill@willstar.net


             SIGA announces SUCCESS of its Smallpox Compound in Mice

New York, October 5, 2004 -- SIGA Technologies, Inc. (NASDAQ: SIGA) today announced that the company's lead smallpox compound, SIGA-246, has demonstrated significant antiviral activity against several mouse models of poxvirus disease. In one of these studies, oral administration of SIGA-246 protected mice from lethal doses of ectromelia virus. Ectromelia virus is closely related to human smallpox virus and causes a similar type of disease in mice (i.e. mousepox). SIGA-246 also was found to reduce disease spread and lesion formation in treated mice with no obvious toxicity.

"These results demonstrate that SIGA-246 is an orally active antiviral compound that can prevent the systemic spread of Poxvirus while protecting mice from developing cutaneous lesions and poxvirus-induced systemic disease associated with viremia" said Dr. Dennis E. Hruby, Chief Scientific Officer of SIGA.

Smallpox virus is considered one of the most significant biowarfare threats. It is classified as category A bioterrorism agent by the Centers for Disease Control and Prevention (CDC). Smallpox is very easily transmitted, it has very high mortality rates and the population is no longer vaccinated against it. Mass immunizations of the general population using the current live vaccine are not recommended, as there are known complications affecting some individuals, which may include encephalitis, myocarditis, and death. Immunocompromised individuals are at particular risk from dissemination and systemic spread of the live virus in the presently available smallpox vaccine. At present there is no treatment for smallpox that can be safely administered to the general population without significant risk of adverse reactions.

Bernard L. Kasten, M.D., SIGA's Chief Executive Officer, commented that "This new data strongly supports the continued development of SIGA's lead compound as an antiviral for treatment and prevention of smallpox virus infection in humans. The results enhance SIGA's position as a leader in biowarfare countermeasures."

About SIGA Technologies, Inc.

SIGA Technologies is applying bacterial genomics in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA has the potential of becoming a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens. SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria and emerging pathogens. SIGA's vaccine and drug platforms are based on its pioneering research into the structure, function and processing of bacterial surface proteins. SIGA is leveraging these platforms through multiple strategic partners, including the National Institutes of Health and TransTech Pharma, Inc. For more information about SIGA, please visit SIGA's Web site at www.siga.com.

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding the efficacy and intended utilization of SIGA's technologies under development, are not guarantees of future performance. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risk that potential products that appeared promising in early research or clinical trials to SIGA or its collaborators do not demonstrate efficacy or safety in subsequent pre-clinical or clinical trials, and the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market products tested in such trials. More detailed information about SIGA and the factors discussed above is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended

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December 31, 2003, and in other documents that SIGA has filed with the U.S.
Securities and Exchange Commission. Investors and security holders are urged to read those documents free of charge at the Commission's web site at www.sec.com. Those documents may also be obtained free of charge from SIGA. SIGA does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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